UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2016

DIAMONDBACK ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-35700 (Commission File Number)	45-4502447 (I.R.S. Employer Identification Number)

500 West Texas Suite 1200 Midland, Texas		79701
(Address of principal executive offices)		(Zip code)

(432) 221-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

Diamondback Energy, Inc., a Delaware corporation (“Diamondback”), and Diamondback’s wholly-owned subsidiary, Diamondback E&P, LLC, a Delaware limited liability company, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Brigham Resources Operating, LLC and Brigham Resources Midstream, LLC, each an unrelated third-party seller (together, the “Seller”), dated as of December 13, 2016, to acquire certain assets of the Seller for an aggregate purchase price of approximately $2.43 billion, consisting of $1.62 billion in cash and the issuance of 7.69 million shares of Diamondback’s common stock, par value $0.01 per share (the “Common Stock”), to the Seller, subject to certain adjustments. The transactions contemplated by the Purchase Agreement are referred to herein as the “Pending Acquisition.”

The assets subject to the Pending Acquisition (the “Assets”), located in Pecos and Reeves counties across over 93,761 gross (76,319 net) acres, include approximately 9,500 BOE/d (77% oil) of average net production for November 2016, based on production, completion and flowback data provided by the Seller that has not been verified by us, from 48 gross producing horizontal wells and 16 gross producing vertical wells. The Assets are also estimated to include six drilled but uncompleted wells as of January 1, 2017. Based on our internal estimates and the data provided by the Seller, we believe the Assets include approximately 1,149 net royalty acres. Additionally, based on publicly available data with respect to recent horizontal wells on and surrounding the properties, we believe the assets are prospective for four primary targets: Wolfcamp A, Wolfcamp B, the 2nd Bone Spring and the 3rd Bone Spring. We believe that development potential within the footprint of the Pending Acquisition includes 1,213 net horizontal locations, based on 880-foot spacing (six wells per section) in the Wolfcamp A and Wolfcamp B and 1,320-foot inter-lateral spacing (four wells per section) in the 3rd Bone Spring and 2nd Bone Spring. Additional development and downspacing potential may exist throughout the Wolfcamp and Bone Spring intervals. We believe that the identified potential horizontal locations are conducive to more capital efficient longer laterals with an average of 8,000 feet. Assuming all of the acreage in the Pending Acquisition is acquired, our total leasehold interest as of September 30, 2016 would have been approximately 182,000 net acres and our production for the quarter ended September 30, 2016 would have been approximately 54.4 MBOE/d (74% oil). In addition to the previously announced planned addition of a sixth rig in 2017, if the Pending Acquisition is consummated, we plan to add two additional rigs to develop the Pending Acquisition in 2017. Giving effect to the Pending Acquisition, our preliminary full year 2017 production guidance would increase to 64.0 to 73.0 MBOE/d.

The closing of the Pending Acquisition is scheduled to occur in February 2017. However, the transaction remains subject to completion of due diligence and satisfaction of other closing conditions. There can be no assurance that we will complete the Pending Acquisition on the terms set forth herein or at all.

The preceding summary of the Purchase Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement, Diamondback intends to issue approximately 7.69 million shares of Common Stock to the Seller upon completion of the Pending Acquisition. The shares of Common Stock described in this Item 3.02 will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act as sales by an issuer not involving any public offering.

The information set forth in Item 1.01 with respect to the Pending Acquisition is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Information Regarding Pending Acquisition

On December 14, 2016, Diamondback issued a press release announcing the Pending Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Equity Offering

On December 14, 2016, Diamondback issued a press release announcing that it commenced an underwritten public offering (the “Equity Offering”) of 10,500,000 shares of Common Stock, subject to market and other conditions, to fund a portion of the purchase price for the Pending Acquisition. The underwriters will have an option to purchase up to an additional 1,575,000 shares of Common Stock from Diamondback (collectively, the “Shares”). The Shares will be issued under an effective automatic shelf registration statement on Form S-3 previously filed by Diamondback with the Securities and Exchange Commission. A copy of this press release is attached hereto as Exhibit 99.2.

This report shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The Equity Offering may only be made by means of a prospectus supplement and related base prospectus.

Item 8.01. Other Events.

Notes Offering

On December 14, 2016, Diamondback issued a press release announcing that it proposes to offer, subject to market conditions and other factors, $250.0 million aggregate principal amount of its Senior Notes due 2025 (the “Notes”) to fund a portion of the purchase price for the Pending Acquisition. The Notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to certain non-U.S. persons in accordance with Regulation S under the Securities Act (the “Notes Offering”). A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. This report is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Number	Exhibit

2.1	Purchase and Sale Agreement, dated as of December 13, 2016, by and among Brigham Resources Operating, LLC and Brigham Resources Midstream, LLC, as sellers, and Diamondback E&P LLC and Diamondback Energy, Inc., as buyers.*

99.1	Press release dated December 14, 2016 entitled “Diamondback Energy, Inc. Announces Transformational Acquisition in the Delaware Basin and Increases 2017 Production Outlook.”

99.2	Press release dated December 14, 2016 entitled “Diamondback Energy Launches Common Stock Offering.”

99.3	Press release dated December 14, 2016 entitled “Diamondback Energy Launches Proposed $250 Million Offering of Senior Notes.”

*	The schedules (or similar attachments) referenced in this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished supplementally to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date: December 14, 2016	By:	/s/ Teresa L. Dick
Teresa L. Dick Senior Vice President and Chief Financial Officer

Exhibit Index

Number	Exhibit

2.1	Purchase and Sale Agreement, dated as of December 13, 2016, by and among Brigham Resources Operating, LLC and Brigham Resources Midstream, LLC, as sellers, and Diamondback E&P LLC and Diamondback Energy, Inc., as buyers.*

99.1	Press release dated December 14, 2016 entitled “Diamondback Energy, Inc. Announces Transformational Acquisition in the Delaware Basin and Increases 2017 Production Outlook.”

99.2	Press release dated December 14, 2016 entitled “Diamondback Energy Launches Common Stock Offering.”

99.3	Press release dated December 14, 2016 entitled “Diamondback Energy Launches Proposed $250 Million Offering of Senior Notes.”

*	The schedules (or similar attachments) referenced in this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished supplementally to the Securities and Exchange Commission.